UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 16, 2018 (February 15, 2018)

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55782	32-0506267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 826-8228

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 15, 2018, InPoint Commercial Real Estate Income, Inc. (the “Company”), through its wholly owned subsidiary, InPoint CS Loan, LLC (the “Seller”), entered into a Master Repurchase Agreement (the “Repo Facility”) with Column Financial, Inc., as administrative agent for certain of its affiliates (the “Buyers”). The Repo Facility provides up to $100.0 million in advances, subject to adjustment up to $250.0 million, which the Company expects to use to finance the acquisition or origination of eligible loans. The Repo Facility acts in the manner of a revolving credit facility that can be repaid as the Company’s assets are paid off and re-drawn as advances against new assets.

Advances under the Repo Facility accrue interest at per annum rate equal to LIBOR plus 2.25%. The initial maturity date of the Repo Facility is February 15, 2019, with extensions at the Seller’s option, which may be exercised upon the satisfaction of certain conditions.

In connection with the Repo Facility, the Company entered into a Guaranty dated February 15, 2018 (the “Guaranty”), under which the Company agreed to guarantee certain obligations of the Seller under the Credit Suisse Repo Facility.

The Repo Facility and the Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the Repo Facility contains financial and other covenants applicable to the Seller. In addition, the Guaranty contains financial covenants that require the Company to satisfy certain minimum net worth requirements.

The Buyers and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Buyers and their related entities may in the future engage, in commercial and investment banking transactions with affiliates of the Company in the ordinary course of their business. In connection with such future commercial and investment banking transactions, the Buyers or their affiliates would receive, customary compensation and expense reimbursement.

The descriptions of the MRA and the Guaranty set forth above are qualified in their entirety by reference to the MRA and the Guaranty, a copy of each of which is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By: /s/ Catherine L. Lynch
Name: Catherine L. Lynch
Title: Chief Financial Officer

Date: February 16, 2018

EXHIBIT INDEX

Exhibit Number	Description
10.1	Master Repurchase Agreement, dated as of February 15, 2018, by and among Column Financial, Inc., as administrative agent, Credit Suisse AG, acting through its Cayman Islands Branch, Alpine Securitization LTD, and InPoint CS Loan, LLC.

10.2	Guaranty, dated as of February 15, 2018, by InPoint Commercial Real Estate Income, Inc. in favor of Column Financial, Inc.